SUNVALLEY SOLAR, INC.
Balance Sheets

ASSETS	March 31, 2010	December 31, 2009
CURRENT ASSETS	(unaudited)
Cash and cash equivalents	$181,141	$309,453
Accounts receivable, net	350,708	295,278
Inventory	3,542,315	3,344,866
Other receivables	7,079	65,378
Prepaid expenses and other current assets	7,533	1,527
Total current assets	4,088,776	4,016,502

PROPERTY AND EQUIPMENT, NET	53,335	56,853

OTHER ASSETS
Other assets	18,186	16,936
Total other assets	18,186	16,936

TOTAL ASSETS	$4,160,297	$4,090,291

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,574,268	$3,405,207
Accrued warranty	34,833	22,833
Current portion of long-term debt	8,178	8,178
Notes payable to related party	175,000	175,000
Customer deposits	92,216	93,555
Total current liabilities	3,884,495	3,704,773

LONG-TERM LIABILITIES
Notes payable	88,758	91,822
Total long-term liabilities	88,758	91,822

TOTAL LIABILITIES	3,973,253	3,796,595

Commitments and contingencies	-	-

STOCKHOLDERS' EQUITY

Common stock, no par value, 50,000,000 shares authorized, 18,687,000 and 18,987,000 shares issued and outstanding, respectively	846,781	876,781
Additional paid-in capital	-	-
Retained earnings (deficit)	(659,737)	(583,085)
Total Stockholders' Equity	187,044	293,696

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,160,297	$4,090,291

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Statements of Operations
(unaudited)

	For the Three Months Ended March 31,
	2010	2009

REVENUES	$767,645	$354,714
COST OF SALES	619,267	300,628
GROSS PROFIT	148,378	54,086

OPERATING EXPENSES
Selling, general and administrative expenses	224,676	272,167

Total operating expenses	224,676	272,167

LOSS FROM OPERATIONS	(76,298)	(218,081)

OTHER INCOME (EXPENSES)
Interest income (expense), net	(354)	(2,097)

Total other income (expenses)	(354)	(2,097)

LOSS BEFORE TAXES	(76,652)	(220,178)

Provision for income taxes	-	-

NET LOSS	$(76,652)	$(220,178)

LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic and diluted	18,837,000	19,532,891

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Statements of Stockholders' Equity
(unaudited)

	Common Stock		Accumulated
	Shares	Amount	Deficit	Total

Balance at December 31, 2008	19,137,000	$876,781	$4,774	$881,555

Retirement of common stock	(150,000)	-	-	-

Net loss for the year ended December 31, 2009	-	-	(587,859)	(587,859)

Balance at December 31, 2009	18,987,000	876,781	(583,085)	293,696

Retirement of common stock	(300,000)	(30,000)	-	(30,000)

Net loss for the three months ended March 31, 2010	-	-	(76,652)	(76,652)

Balance at March 31, 2010	18,687,000	$846,781	$(659,737)	$187,044

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Statements of Cash Flows
(unaudited)

	For the Three Months Ended March 31,
	2010	2009

OPERATING ACTIVITIES:
Net loss	$(76,652)	$(220,178)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,518	3,518
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(55,430)	(46,716)
(Increase) decrease in inventory	(197,449)	(794,369)
(Increase) decrease in prepaid expenses and other assets	58,299	200,634
(Increase) decrease in other receivable	(6,006)	(8,919)
(Increase) decrease in deferred financing costs	-	4,000
Increase (decrease) in accounts payable and accrued warranty expenses	181,061	388,941
Increase (decrease) in customer deposits	(1,339)	201,705

Net Cash (Used) in Operating Activities	(93,998)	(271,384)

INVESTING ACTIVITIES:
Purchase in property and equipment	-	(3,205)
Purchase of other assets	(1,250)	-

Net Cash (Used) in Investing Activities	(1,250)	(3,205)

FINANCING ACTIVITIES:
Repurchase of common stock	(30,000)	(60,000)
Repayments from notes payable	(3,064)	-

Net Cash (Used in) Financing Activities	(33,064)	(60,000)

NET DECREASE IN CASH	(128,312)	(334,589)
CASH AT BEGINNING OF PERIOD	309,453	367,218

CASH AT END OF PERIOD	$181,141	32,629

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$907	$2,456
Income taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

SUNVALLEY SOLAR, INC.
Notes to Financial Statements
March 31, 2010 and December 31, 2009

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2010, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2009 audited financial statements.  The results of operations for the periods ended March 31, 2010 and 2009 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

SUNVALLEY SOLAR, INC.
Notes to Financial Statements
March 31, 2010 and December 31, 2009

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

 Recent Accounting Pronouncements

In January 2010, the FASB issued Accounting Standards Update 2010-02, Consolidation (Topic 810):  Accounting and Reporting for Decreases in Ownership of a Subsidiary. This amendment to Topic 810 clarifies, but does not change, the scope of current US GAAP. It clarifies the decrease in ownership provisions of Subtopic 810-10 and removes the potential conflict between guidance in that Subtopic and asset derecognition and gain or loss recognition guidance that may exist in other US GAAP. An entity will be required to follow the amended guidance beginning in the period that it first adopts FAS 160 (now included in Subtopic 810-10). For those entities that have already adopted FAS 160, the amendments are effective at the beginning of the first interim or annual reporting period ending on or after December 15, 2009. The amendments should be applied retrospectively to the first period that an entity adopted FAS 160. The Company does not expect the provisions of ASU 2010-02 to have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued Accounting Standards Update 2010-01, Equity (Topic 505):  Accounting for Distributions to Shareholders with Components of Stock and Cash (A Consensus of the FASB Emerging Issues Task Force). This amendment to Topic 505 clarifies the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a limit on the amount of cash that will be distributed is not a stock dividend for purposes of applying Topics 505 and 260.  Effective for interim and annual periods ending on or after December 15, 2009, and would be applied on a retrospective basis. The Company does not expect the provisions of ASU 2010-01 to have a material effect on the financial position, results of operations or cash flows of the Company.

NOTE 3:   INVENTORY

The Company’s inventory consisted of the following at March 31, 2010 and December 31, 2009:

	2009	2008
Raw materials	$73,425	$309,494
Work in Progress	28,946	13,972
Finished goods	3,439,944	3,021,400
	$3,542,315	$3,344,866

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company owes $175,000 of short-term unsecured loans to shareholders with maturity dates ranging from 60 to 90 days bearing an interest rate of 6.5%.

NOTE 6 – COMMON STOCK

During the three months ended March 31, 2010, the Company repurchased 300,000 common stock shares from shareholders at a price $1.00 per share.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) Company management reviewed all material events through the date of this report and there are no material subsequent events to report.